Exhibit 4.18.2

CHESAPEAKE ENERGY CORPORATION

and

the Subsidiary Guarantors named herein

9.50% SENIOR NOTES DUE 2015

SECOND SUPPLEMENTAL INDENTURE

DATED AS OF MARCH 31, 2009

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

THIS SECOND SUPPLEMENTAL INDENTURE, dated as of March 31, 2009, is among Chesapeake Energy Corporation, an Oklahoma corporation (the “Company”), each of the parties identified under the caption “Subsidiary Guarantors” on the signature page hereto (the “Subsidiary Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as Trustee.

RECITALS

WHEREAS, the Company, the Subsidiary Guarantors a party thereto and the Trustee entered into an Indenture, dated as of February 2, 2009, (the “Indenture”), pursuant to which the Company has originally issued $1,000,000,000 in principal amount of 9.50% Senior Notes due 2015 (the “Notes”); and

WHEREAS, Section 9.01(3) of the Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture without notice to or consent of any Holder to reflect the addition of any Subsidiary Guarantor, as provided for in the Indenture;

WHEREAS, the Board of Directors of the Company has designated Chesapeake-Clements Acquisition, L.L.C., an Oklahoma limited liability company (“Clements”), Compass Manufacturing, L.L.C., an Oklahoma limited liability company (“Compass”), and Great Plains Oilfield Rental, L.L.C., an Oklahoma limited liability company (“Great Plains”), as Subsidiary Guarantors of the Company; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the charter and the bylaws (or comparable constituent documents) of the Company, of the Subsidiary Guarantors and of the Trustee necessary to make this Second Supplemental Indenture a valid instrument legally binding on the Company, the Subsidiary Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Subsidiary Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

ARTICLE 1

Section 1.01. This Second Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 1.02. This Second Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Subsidiary Guarantors and the Trustee.

ARTICLE 2

Section 2.01. From this date, in accordance with Section 10.03 of the Indenture and by executing this Second Supplemental Indenture, Clements, Compass and Great Plains are subject to the provisions of the Indenture as Subsidiary Guarantors to the extent provided for in Article Ten thereunder.

ARTICLE 3

Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

Section 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Second Supplemental Indenture. This Second Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and Subsidiary Guarantors and not of the Trustee.

Section 3.03. The Company hereby notifies the Trustee that Clements, Compass and Great Plains have been designated by the Board of Directors of the Company as Subsidiary Guarantors (as that term is defined in the Indenture).

Section 3.04. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS SECOND SUPPLEMENTAL INDENTURE.

Section 3.05. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the date second written above.

/s/ Jennifer M. Grigsby
Jennifer M. Grigsby

Senior Vice President, Treasurer & Corporate Secretary of the Company and of the Subsidiaries listed below:

Corporate Subsidiaries:

CHESAPEAKE ENERGY LOUISIANA CORPORATION
CHESAPEAKE ENERGY MARKETING, INC.
DIAMOND Y ENTERPRISE, INCORPORATED
GENE D. YOST & SON, INC.

CHESAPEAKE OPERATING, INC.,
On behalf of itself and, as general partner, the following limited partnership:

CHESAPEAKE LOUISIANA, L.P.

Limited Liability Company Subsidiaries:

CARMEN ACQUISITION, L.L.C.
CHESAPEAKE APPALACHIA, L.L.C.
CHESAPEAKE-CLEMENTS ACQUISITION, L.L.C.
CHESAPEAKE EXPLORATION, L.L.C.
CHESAPEAKE LAND DEVELOPMENT COMPANY, L.L.C.
CHESAPEAKE ROYALTY, L.L.C.
CHK HOLDINGS, L.L.C.,
COMPASS MANUFACTURING, L.L.C.
GOTHIC PRODUCTION, L.L.C.
GREAT PLAINS OILFIELD RENTAL, L.L.C.
HAWG HAULING & DISPOSAL, LLC
HODGES TRUCKING COMPANY, L.L.C.
MC MINERAL COMPANY, L.L.C.
MIDCON COMPRESSION, L.L.C.
NOMAC DRILLING, L.L.C.

TRUSTEE:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/Linda Garcia
Name:	Linda Garcia
Title:	Vice President